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                                                                 Exhibit 10(l)


                    SETTLEMENT AGREEMENT AND GENERAL RELEASE


   	THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE ("Agreement
and Release") is made and entered into between CE Software, Inc., an Iowa corporation, CE Distributing Inc., an Iowa corporation, CE Software Holdings,
Inc., a Delaware corporation, and the officers, directors, and agents thereof
(collectively "CES") and Stanford H. Goodman ("Goodman") (CES and Goodman,
jointly the "Parties").
RECITALS:
	   WHEREAS, Goodman and CES desire now to settle fully and finally all matters between them, relating to Goodman's employment with CES
	   AND WHEREAS, Goodman has tendered, and CES has accepted, his resignations effective June 18 1996 as a director, and as President and CEO of CE Software,
Inc., CE Software FSC, Inc. and CE Distributing, Inc.;
   	NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:
      1.  Payment.  CES agrees to pay Goodman the sum of Sixty-eight Thousand
Three Hundred Thirty-six dollars and no cents ($68,336.00), of which Forty-five
Thousand Seven Hundred Fifty dollars and no cents ($45,750.00) represents three
(3) months severance pay and Twenty-two Thousand Five Hundred Eighty-six dollars and no cents ($22,586.00) represents a cash bonus for taxes which may arise by reason of the forgiveness of cash advances as referenced in section five (5)
below.  The above amounts shall be paid to Goodman on or before September
30, 1996.

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                                                       										Exhibit 10(l)
	     2.  Options  Goodman retains all options for shares of stock of CE
Software Holdings, Inc. to which he may be entitled under the terms of the
1990 or the 1992 CE Software Holdings, Inc. Non-Qualified Employee Stock
Option Plans.  All options to which Goodman may be entitled are subject to paragraph 3(e) of the Amended and Restated Executive Employment Agreement dated
August 12, 1993 ("Employment Agreement").
     	3.  Benefits.  Goodman's group health insurance will remain in effect until midnight on August 31, 1996, at which time such insurance coverage will terminate unless Goodman determines, at his option and expense, to continue the coverage under applicable state or federal laws.  All employment benefits not referenced herein, whether direct or indirect, shall cease on August 15, 1996.
     	4.  Loan to Goodman.  Pursuant to the terms of the Employment Agreement and the Stock Purchase and Buy-Sell Agreement dated August 12, 1993 ("Stock
Purchase Agreement") Goodman has agreed to purchase One Hundred Twenty-five
Thousand (125,000) shares of restricted Common Stock of CE Software Holdings,
Inc. (the "Loan Shares") for a total purchase price of Four Hundred Twenty-one
Thousand Eight Hundred Seventy-five dollars and no cents ($421,875.00).  This amount has been paid to CE Software Holdings, Inc. in cash of Two Thousand
Five Hundred dollars and no cents ($2,500.00) and a non-interest bearing promissory note dated July 26, 1994 for Four Hundred Nineteen Thousand Three
Hundred Seventy-five dollars and no cents ($419,375.00) (the "Note").  The Note remains unpaid in its entirety and CES has elected to repurchase from Goodman all of the Loan Shares in accordance with paragraph three

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						                                                      	 			Exhibit 10(l)
(3) of the Stock Purchase Agreement.  The repurchase price shall be Four Hundred
Twenty-one Thousand Eight Hundred Seventy-five dollars and no cents
($421,875.00), which amount shall be paid to Goodman in cash of Two Thousand
Five Hundred dollars and no cents ($2,500.00) and forgiveness of the Four
Hundred Nineteen Thousand Three Hundred Seventy-five dollars and no cents
($419,375.00) remaining payable under the Note.  Any income taxes due from
Goodman as a result of imputed income arising from the non-interest bearing nature of the Note shall be the sole responsibility of Goodman.
        5.  Advances to Goodman.  As of the date of this Agreement, CES shall have provided cash advances to Goodman on December 27, 1995 in the amount of
Twelve Thousand Three Hundred Sixty-one dollars ($12,361); on June 27, 1996 in the amount of Eleven Thousand Five Hundred Forty-one dollars ($11,541); and
on August 30, 1996 in the amount of Six Thousand Six Hundred Fifty-six dollars
($6,656), for a total amount of Thirty Thousand Five Hundred Fifty-eight dollars
($30,558) (the "Advances").  CES hereby forgives the indebtedness from Goodman to CES resulting from the Advances; waives any and all claim or right it may have to recover from Goodman the amount, including any interest thereon, of the
Advances; and releases Goodman from any and all obligation to repay the
Advances.
        6.  Settlement.  All payments, options and benefits referenced in paragraphs one (1) through three (3) above are tendered in full, final and complete settlement of any and all of Goodman's claims against CES including, but not limited to, any claims for reinstatement, back pay, accrued vacation,

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compensatory damages, punitive damages, liquidated damages, interest, attorneys'
fees, and expenses and cost which Goodman or his attorneys may have incurred in connection with his employment with CES.
      	7. Voluntary Resignations By his execution of this Agreement and Release, Goodman hereby confirms his voluntary resignations. as a director, and as President and CEO of CE Software, Inc., CE Software FSC, Inc. and CE Distributing, Inc. effective June 18, 1996. CES, by its execution of this Agreement and Release, hereby confirms its acceptance of such voluntary resignations effective on such date. This voluntary resignation does not include Goodman's position as a member of the Board of Directors of CE Software Holdings, Inc.
      	8. Non-competition. During the term of the Employment Agreement, Goodman has obtained knowledge and familiarity with the operations of CES, the conduct of its business, its operating and marketing procedures, the identity and requirements of its customers and proprietary information and trade secrets, which must be safeguarded. For a period commencing on the date of this Agreement and continuing for a period of two (2) years thereafter, Goodman, or any person or entity controlled by Goodman, will not directly or indirectly:
     (a) own, manage, operate, control, be employed or engaged by, lend to, or engage in the following, in any manner, directly or indirectly, including in the capacity of a sole proprietor or a shareholder, officer, employee, agent, partner or director of any person, firm, corporation or organization, or as a consultant or otherwise, whether for compensation or otherwise, anywhere within the United States or in any other country where CES's products are being sold;

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                                                                Exhibit 10(l)
any business or entity which designs, develops, manufactures, seany business or entity which designs, develops, manufactures, sells, repairs, distributes or otherwise promotes the design, development, manufacture, sale, repair or distribution of any products or services in substantial and direct competition with any CES product or CES service that is or has been available or announced as of the date of this Agreement; provided, however, that the foregoing shall not be deemed to prohibit Goodman's ownership of stock in any publicly owned corporation so long as such ownership, directly and indirectly, when aggregated with the direct and indirect ownership of all members of such Contractor's family, does not exceed five percent (5%) of the total outstanding stock of such publicly owned corporation, measured by reference to either market value of voting power.
      (b) except as otherwise specifically agreed in writing between Goodman and CES, solicit any employee, independent contractor or consultant of CES to terminate his or her employment with CES, or to enter into employment with any other person, firm or corporations; or,
      (c) induce, persuade or entice any customer or supplier of CES to terminate its relationship (contractual or otherwise) with CES, or to enter into any relationship with any other person, firm or corporation engaged in a business described in clause (a) above; or,
      (d) in any way slander, libel or through any other means take any action which may be detrimental to CES, its products, personnel or operations.
      During the above non-competition period, Goodman shall not approach any person, corporation or other entity for any such purpose or action described in this Section or authorize or cooperate with the taking of any such action by any other person, corporation or other entity.

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                                                       										Exhibit 10(l)
      9.  Severance of Employment.  Goodman agrees and recognizes that his employment relationship with CES has been permanently and irrevocably severed and that CES has no obligation, contractual or otherwise, to rehire, reemploy, recall or hire Goodman in the future.  Goodman remains obligated to furnish all expense reports and supporting documents requested by CES in the ordinary course of business.
      10.  Comprehensive Release.  In consideration of the payments set forth herein, Goodman hereby irrevocably and unconditionally releases, remisses and forever discharges CES, and each of CES's directors, officers, agents, employees, representatives, attorneys and its and their predecessors, successors, heirs, executors, officers, and assigns, and all persons acting by, through, under or in concert with any of them (collectively "Releasees"), of and from any and all claims, actions, causes of actions, suits, debts, charges, complaints, grievances, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, in law or in equity, which he ever had, now has, or he and his heirs, executors and administrators hereinafter may have against each or any of the Releasees, from the beginning of time to the date of this Agreement and Release, by reason of any claims against CES arising from, or related to, Goodman's employment with CES or the termination of that employment; any claim filed pursuant to the federal Civil Rights Acts of 1866 and 1871; any claim alleging CES violated Title VII of the Civil Rights Act of
1964, 42 U.S.C.  2000e et seq.; any claim alleging the violation of the federal
Age Discrimination in Employment Act; any claim alleging discrimination in vio-
lation of Iowa Code Chapter 601A; any claim under Iowa Code Chapter 91A; and any

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                                                       									Exhibit  10(l)
claim alleging breach of contract, wrongful termination, intentional or negligent infliction of emotional distress, defamation, promissory estoppel or wrongful interference with contractual or business relations under Iowa common law, except  any action to enforce the terms and conditions of this Agreement and Release.  Goodman also expressly acknowledges that this Agreement and
Release is intended to include in its effect, without limitation, all claims which have arisen and of which Goodman knows or does not know, should have known, had reason to know or suspects to exist in Goodman's favor at the time of execution hereof (except as otherwise provided in this paragraph), that this
Agreement and Release provides for the extinguishment of any such claim or claims.
      11.  Release of Goodman.  CES hereby irrevocably and unconditionally releases, remisses and forever discharges Goodman of and from any and all claims, actions, causes of action, suits, debts, charges, complaints, grievances, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, in law or in equity, which it ever had, now has or may have against Goodman, from the beginning of time to the date of this Agreement and Release, by reason of any claims against Goodman arising from, or related to, the failure, or alleged failure,  to perform any duty or obligation under the Employment Agreement or the Stock Purchase Agreement.
      12.  Agreement Not to Initiate Legal Action.  The Parties mutually agree, promise and covenant that neither Party , nor any person, organization or any other entity acting on such Party's behalf will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages or other

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                                                                Exhibit 10(l)
relief (including injunctive, declaratory, monetary or administrative relief)
against the other, the other's directors, administrators, employees, agents and representatives, involving any matter occurring in the past up to the date of this Agreement and Release or involving any continuing effects of actions or practices which concern Goodman's employment with CES and arose prior to the date of this Agreement and Release, and involving and based upon any claims, demands, causes of action, obligations, damages or liabilities which are otherwise released pursuant to the terms and conditions of this Agreement and
Release.
 	    13.  Voluntary Agreement.  Goodman represents and certifies that he has carefully read and fully understands all of the provisions and effects of this
Agreement and Release, and has thoroughly discussed all aspects of this
Agreement and Release with his attorney, that Goodman is voluntarily entering into this Agreement and Release, and that neither CES nor its directors, administrators, agents, representatives or attorneys, made any representations
      14.  Choice of Law.  This Agreement and Release is made and entered into in the State of Iowa, and shall in all respects be interpreted, enforced and governed by the laws of this State.  The language of all parts of this Agreement and Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.
      15.  Severability of Terms.  Should any provision of this Agreement and
Release be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement and Release.

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                                                                 Exhibit 10(l)
   16. Integrated Agreement. This Agreement and Release sets forth the entire agreement between the parties hereto, and supersedes any and all prior agreements or understanding between the parties hereto pertaining to the subject matter hereof.
PLEASE READ CAREFULLY.  THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE INCLUDES
A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
     	IN WITNESS WHEREOF, and intending to be legally bound hereby, the Goodman and CES have executed the foregoing Agreement and Release.
     	Executed on this 30 day of September, 1996.



                                         STANFORD H. GOODMAN

                                           /s/ Ford H. Goodman
                                         __________________________________



    CE SOFTWARE, INC.                   CE SOFTWARE HOLDINGS, INC.

     /s/ Curtis W. Lack                     /s/ John S. Kirk

By_________________________________     By__________________________________

           CFO/Treasurer                       Secretary/Treasurer
Title______________________________      Title______________________________

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